Lucent Technologies
Bell Labs Innovations

600 Mountain Ave.
Murray Hill, NJ 07974
November 10, 2006

Steve Simon
mPhase Technologies Inc.
150 Clove Rd
11th floor
Little Falls, New Jersey 07424

Charles Wyckoff
Office Of Corporate Liaison and Tech Transfer Rutgers, The State University
3 Rutgers Plaza
New Brunswick, NJ 08901-8559

Subject: Amendment to the Novembre 23rd, 2004 Lucent- mPhase-Rutgers Mutual NDA

Dear Mr. Simon and Mr. Wyckoff,

The following is a request to amend the above-identified Agreement:
The change should be made to the first sentence of Paragraph 1 and is as follows: "For the purpose of this agreement, Disclosure Period shall mean the period beginning on the effective date and terminating 5 years thereafter and the Confidentiality period shall mean the period beginning on the effective date and continuing 7 years thereafter".

Please indicate your concurrence by signing and returning a copy of this letter to me.

Very truly yours,

Anthony Novembre

Lucent Technologies Inc.
By: Alan S. Dhu

Date: 11-14-06